UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF
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LAKES ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TABLE OF CONTENTS

PROXY STATEMENT
PROXIES AND VOTING
PROPOSAL FOR ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG LAKES ENTERTAINMENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE RUSSELL 2000 INDEX
BOARD OF DIRECTORS AND COMMITTEES
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY STOCKHOLDER PROPOSALS
SOLICITATION
OTHER MATTERS
APPENDIX A
APPENDIX B
130 Cheshire Lane
Minnetonka, Minnesota 55305
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 19, 2006
To the Shareholders of Lakes Entertainment, Inc.:
      Please take notice that the annual meeting of shareholders of Lakes Entertainment, Inc. (“Annual Meeting”) will be held, pursuant to due call by our Board of Directors, at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, April 19, 2006, or at any adjournment or postponements of the Annual Meeting, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors to our Board of Directors;

2.	The ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation as our independent registered public accounting firm for the 2006 fiscal year; and

3.	The transaction of any other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.
      Pursuant to due action of our Board of Directors, shareholders of record on March 3, 2006, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the Annual Meeting. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of Lakes Entertainment’s common stock present in person or represented by proxy at the Annual Meeting.
      A PROXY FOR THIS MEETING IS ENCLOSED HEREWITH. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Timothy J. Cope,
President, Chief Financial Officer,
Treasurer and Secretary
March 17, 2006

LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Minnetonka, Minnesota 55305
PROXY STATEMENT
Annual Meeting of Shareholders to be Held
April 19, 2006
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Entertainment, Inc. (“Lakes,” or the “Company”) to be used at our annual meeting of shareholders (“Annual Meeting”) to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Wednesday, April 19, 2006 the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors to our Board of Directors;

2.	The ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation (“PBTK”), as our independent registered public accounting firm for the 2006 fiscal year; and

3.	The transaction of any other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.
      The approximate date on which we first sent this proxy statement and the accompanying proxy to our shareholders was March 17, 2006.
PROXIES AND VOTING
      Only shareholders of record at the close of business on March 3, 2006 (the “Record Date” for the Annual Meeting) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 22,349,909 shares of our common stock outstanding on the Record Date, which is the only class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.
      Each proxy returned to the Company will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, it will be voted in favor of the proposals set forth in this proxy statement. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the Annual Meeting. A shareholder can change his or her proxy or vote in one of three ways: (1) send a signed notice of revocation to our Secretary to revoke the previously given proxy; (2) send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or (3) attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance alone at the Annual Meeting will not revoke any proxy that the shareholder has previously given. If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the Annual Meeting and at any adjournments or postponements thereof. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote.

      All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this proxy statement, and for the ratification of the appointment of PBTK as the Company’s independent registered public accounting firm for the 2006 fiscal year, unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.
      The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement and “FOR” the ratification of the appointment of PBTK as our independent registered public accounting firm for the 2006 fiscal year.
      While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponements thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

PROPOSAL FOR ELECTION OF DIRECTORS
(Proposal One)
      Our Board of Directors currently consists of seven directors. Six of the current directors have been nominated for election by the Board of Directors, and one of our current directors has decided not to stand for re-election to our Board of Directors. If elected, each nominee will hold office until the next Annual Meeting of the shareholders, or until his successor is elected and shall have qualified. All nominees have consented to be named and have indicated their intention to serve as members of the Board of Directors, if elected. Lakes’ Bylaws fix the number of members constituting its Board of Directors at eight. The existing vacancy on the Board of Directors results from the previous resignation or retirement of directors in previous years, and the second vacancy on the Board of Directors that will exist after the Annual Meeting results from the decision of one current director to not stand for re-election. The Board of Directors has searched for qualified candidates to serve as directors; however, no such candidates have been identified to date and no nominees have been named in this proxy statement to fill those vacancies. Notwithstanding the existing vacancies on the Board of Directors, proxies cannot be voted for more than six individuals, which number represents the number of nominees named by the Board of Directors.
      The names and ages of the nominees, and their principal occupations and tenure as directors, which are set forth below, are based upon information furnished to us by each nominee.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For Past Five Years and Directorships of Public Companies	Since

(Unless noted otherwise)
Lyle Berman Age 64	Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. since June 1998 and Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Lakes) from October 1991 through December of 1998. Mr. Berman served as President of Lakes from November 1999 until May 2003. Mr. Berman has also served as the Chairman of the Board of WPT Enterprises, Inc., a company in which Lakes owns a majority interest, since its inception in February 2002, and had served as its Chief Executive Officer from February 25, 2005 until April 1, 2005. Mr. Berman is also Chairman of the Board of PokerTek, Inc. since January 2005 and Mr. Berman served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000.	1998

Timothy J. Cope Age 54	President of Lakes Entertainment, Inc. since May 2003 and Chief Financial Officer, Treasurer, Secretary and a director of Lakes Entertainment since June 1998. Mr. Cope also serves as a director of WPT Enterprises, Inc. Mr. Cope served as an Executive Vice President of Lakes Entertainment from June 1998 until May 11, 2003.	1998

Morris Goldfarb Age 55	Director of Lakes Entertainment, Inc. since June 1998. Mr. Goldfarb is a director, Chairman of the Board and Chief Executive Officer of G-III Apparel Group Ltd. Mr. Goldfarb has served as either the President or Vice President of G-III and its predecessors since its formation in 1974. Mr. Goldfarb currently is President and a director of The Leather Apparel Association, a non-profit leather trade association.	1998

Neil I. Sell Age 64	Director of Lakes Entertainment, Inc. since June 1998. Since 1968, Mr. Sell has been engaged in the practice of law in Minneapolis, Minnesota with the firm of Maslon Edelman Borman & Brand, LLP, which has rendered legal services to Lakes and WPT Enterprises, Inc.	1998

Ray Moberg Age 57	Director of Lakes Entertainment, Inc. since December 2003. Mr. Moberg retired from Ernst & Young in 2003 after serving for 33 years, including as managing partner of its Reno office from 1987 until his retirement. Mr. Moberg also serves as a director of WPT Enterprises, Inc.	2003

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	For Past Five Years and Directorships of Public Companies	Since

(Unless noted otherwise)
Larry C. Barenbaum Age 59	Director of Lakes Entertainment, Inc. since February 17, 2006. Mr. Barenbaum is Chairman of the Board of Directors of Christopher & Banks Corporation, a publicly held national specialty retailer of women’s apparel. Mr. Barenbaum has served on the Christopher & Banks Corporation Board since March 1992. Since November 1991, Mr. Barenbaum has been engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industry.	2006
EXECUTIVE COMPENSATION
      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual that served as our Chief Executive Officer during our fiscal year ended January 1, 2006 (“fiscal 2005”); (ii) each individual who served as an executive officer at the end of fiscal 2005 who received in excess of $100,000 in salary and bonus during fiscal 2005; and (iii) our two most highly compensated individuals who served as executives of the Company at the end of fiscal 2005 who received in excess of $100,000 in salary and bonus during fiscal 2005 (the Chief Executive Officer, the other executive officer and the other executives are collectively referred to herein as the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
				Other Annual		Options/	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Compensation($)		SARs(#)(5)	Compensation($)(6)

Lyle Berman	2005	500,000	100,000	203,500	(2)	—	11,215
Chairman, Chief	2004	400,000	100,000	133,500	(2)	400,000	10,942
Executive Officer	2003	400,000	100,000	151,100	(2)	—	10,742
Timothy J. Cope	2005	350,000	100,000	247,078	(3)	—	9,357
President, Chief Financial	2004	250,000	100,000	—		200,000	9,061
Officer, Treasurer and Secretary	2003	250,000	100,000	—		—	8,861
Robert Wyre	2005	250,000	140,000	—		—	8,400
Sr. Vice President	2004	250,000	—	63,500	(4)	95,000	8,200
Operations	2003	225,000	—	—		—	8,000
Richard Bienapfl	2005	225,000	50,000	—		—	8,400
Vice President	2004	200,000	50,000	—		100,000	8,200
Development	2003	200,000	50,000	—		—	8,000

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan.

(2)	Amount represents the variable cost to the Company arising from Mr. Berman’s personal use of the Company’s corporate jet from the period January 1 to December 31 of 2003, 2004 or 2005, as applicable. The amounts reflect a change in valuation methodology from prior years in which the cost of the personal use of the corporate jet had been calculated using the Standard Industry Fare Level (SIFL) tables found in the tax regulations.

(3)	Amount represents earnings related to exercise of stock options due to expire.

(4)	Amount represents earnings related to exercise of stock options.

(5)	Share amounts reflect a 2-for-1 split of our common stock, effective as of May 3, 2004.

(6)	Amounts shown in this column represent matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan and payment by the Company of term life insurance premiums.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES
      The following table summarizes information with respect to options held by the Named Executive Officers, and the value of the options held by such persons at the end of fiscal 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The- Money
	Shares		Options at FY-End(#)(1)		Options at FY-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle Berman	—	—	1,700,000	200,000	2,953,000	—
Timothy J. Cope	22,500	247,078	537,500	100,000	1,022,000	—
Richard Bienepfl	—	—	250,000	50,000	530,000	—
Robert Wyre	—	—	40,750	66,250	22,800	—

(1)	The closing sale price of the Company’s common stock on December 30, 2005, the last trading day prior to the end of the Company’s fiscal year, was $6.65.
Employment Agreements
      As part of the $50 million financing transaction which closed on February 15, 2006 with PLKS Funding, LLC, the Company entered into employment agreements dated as of February 15, 2006 with Lyle Berman, the Chairman and Chief Executive Officer, and Timothy J. Cope, the President, Chief Financial Officer and Secretary (each, an “Executive”) to employ the Executives as a member of the Company’s senior management. Under the agreements, the Executives are required to perform such duties as may be designated by the Company’s Board of Directors from time to time. Each agreement has an initial term of 36 months and the term of the agreement automatically extends for successive one-year periods unless at least 60 days prior to the end of a term, the Company or the Executive gives notice to the other of an election to terminate the agreement at the end of the current term. In addition, the agreement may be terminated (a) upon the death or disability (as defined in the agreement) of the Executive; (b) by the Company for cause (as defined in the agreement); (c) by the Company without cause; (d) as a result of a constructive termination (as defined in the agreement); or (e) by the Executive at any time upon providing 60 days advance written notice to the Company.
      Under the terms of the agreements, Mr. Berman and Mr. Cope receive a base salary of $500,000 and $350,000, respectively, or such other amount as may be determined by the Company in its sole discretion, and a monthly travel and expense fee in the amount of $600. The Executives are also entitled to participate in Lakes’ discretionary incentive compensation program and to receive other benefits provided by the Company to senior executives. Each of the agreements provide that if the agreement is terminated due to the Executive’s disability, the Executive is entitled to receive an amount equal to six months of his then base salary and the continuation of medical and dental benefits for the Executive and his dependents during the six months following any such termination. If the Executive’s employment agreement is terminated by the Company without cause or due to a constructive termination, the Executive is entitled to receive, in one lump sum payment, severance benefits (the “Severance Benefits”) equal to his accrued and unpaid base salary plus the equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of the Company preceding the date of termination) for 12 months, or for the period of time remaining in the initial term, whichever is longer (the “Severance Period”) together with the continuation of medical and dental benefits for the Executive and his dependents throughout the Severance Period. The Company’s obligations to continue the Severance Benefits during the Severance Period ends immediately upon the Executive obtaining employment with another person or entity in any capacity. The Company’s obligation to provide the Severance Benefits is conditioned on the Executive entering into a satisfactory general release and covenant not to sue. In the event the Executive resigns (for a reason other than constructive discharge) or the Company terminates the Executive’s employment for cause, or the agreement terminates at the end of the initial or any renewal term, the Executive is only entitled to payment for accrued and unpaid base salary and benefits accrued prior to the effective date of his termination, earned but unused vacation pay, and payment for unreimbursed business-related expenses.
      In the event that the Executive’s employment is terminated within two years following a change of control (as defined in the agreement) by the Company without cause or due to a constructive discharge, in addition to all compensation due and payable to or accrued for the benefit of the Executive through the date of termination, the Executive is entitled to a lump sum payment equal to two times his annual compensation (as defined in the agreement) as determined by the Company’s independent auditor (the “Severance Payment”) and the Company is required to use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the Executive’s name.
      Upon the termination of the Executive’s employment for any reason, including death, disability, expiration of the initial term, nonrenewal, by the Company with or without cause, by the Executive with notice, due to a constructive discharge or within two years of a change of control, all stock options held by the Executive immediately vest and become immediately exercisable by the Executive or his legal representative for a period of two years following the date of termination of the Executive’s employment.
      In the event that any payment or distribution by the Company to or for the benefit of the Executive would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive is entitled to be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive after deduction of any excise tax imposed by the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Severance Payment.
      Each employment agreement also contains customary confidentiality and a two-year post-employment non-solicitation. Mr. Berman’s employment agreement contains a non-compete covenant that expires on the date the loan under the Financing Agreement is paid in full. Mr. Cope’s employment agreement contains two-year post-employment non-compete. Each employment agreement also contains an arbitration clause.
      With the signing of the new employment agreements, the employment agreement dated as of February 21, 2002 between the Company and Mr. Cope terminated effective as of February 15, 2006. No penalties were incurred by the Company in connection with the termination of Mr. Cope’s prior employment agreement.
Director Compensation
      We pay an annual fee of $50,000 to each of our directors who is not otherwise employed by us or our subsidiaries (a “Non-Employee Director”). We also pay each Non-Employee Director a fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting of the Board of Directors attended. We also pay the Chairman of our Audit Committee an additional annual fee of $10,000 for serving in such capacity.
      In addition, the Lakes Entertainment, Inc. 1998 Director Stock Option Plan (the “1998 Director Plan”) provides that each Non-Employee Director who was in office at the time of our inception, and each subsequent Non-Employee Director at the time of his or her initial election to the Board of Directors, receives a non-qualified stock option to purchase up to 25,000 shares of our common stock at an option exercise price equal to the fair market value of the shares on the grant date. Each option will have a ten-year term and will generally become exercisable in five equal installments commencing on the first anniversary of the grant date.
      In addition to the initial option grants, Non-Employee Directors may be granted, at the discretion of the Board of Directors, additional options to purchase our common stock. These additional options, if granted, will contain such terms and provisions as the Board of Directors determines at the time of the grant.

      During fiscal 2005 options were granted to the following non-employee directors:

Name	Date Options Granted	# of Shares Granted	Exercise Price

Morris Goldfarb	02/15/2005	10,000	$18.16
Ronald J. Kramer	02/15/2005	10,000	$18.16
Ray Moberg	02/15/2005	10,000	$18.16
Neil I. Sell	02/15/2005	10,000	$18.16
      All of the options granted to Non-Employee Directors in fiscal 2005 are currently vested as to 2,500 shares, with the option vesting for an additional 2,500 shares on each of February 15, 2007, February 15, 2008 and February 15, 2009.
      Members of the Board who are also employees of the Company receive no stock options or performance shares for their services as directors.
Executive Officers of Lakes Entertainment
      The table below lists the executive officers of the Company as of January 1, 2006:

Name	Age	Position(s) with Lakes Entertainment

Lyle Berman	64	See Proposal One (Election of Directors) above.
Timothy J. Cope	54	See Proposal One (Election of Directors) above.

Stock Performance Graph
      The U.S. Securities and Exchange Commission (the “SEC”) requires that we include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholders’ returns (based on appreciation of the market price of our common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, a peer group index constructed by us, or issuers with similar market capitalizations. The following presentation compares our common stock price during the period from December 31, 2000, to December 31, 2005, to the NASDAQ Stock Market and the Russell 2000 Index.
      We do not feel that we can reasonably identify a peer group and we believe there is no published industry or line-of-business index that provides a meaningful comparison of shareholder returns. Therefore, we have elected to use the Russell 2000 Index in compiling our stock performance graph because we believe the Russell 2000 Index provides a better comparison of shareholder returns for companies with market capitalizations similar to that of ours.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL
RETURN* AMONG LAKES ENTERTAINMENT, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RUSSELL 2000 INDEX

	Cumulative Total Return

	12/00	3/01	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03

Lakes Entertainment, Inc	100.00	99.33	78.93	59.20	66.13	74.13	72.11	59.41	57.59	58.67

Nasdaq Stock Market (U.S.)	100.00	73.10	87.07	60.24	79.08	75.62	60.79	48.63	55.95	56.16

Russell 2000	100.00	93.49	106.94	84.64	102.49	106.57	97.67	76.77	81.49	77.83

	6/03	9/03	12/03	3/04	6/04	9/04	12/04	3/05	6/05	9/05	12/05

Lakes Entertainment, Inc	85.22	100.37	172.27	272.00	246.83	223.57	347.52	384.00	328.53	214.40	141.87

Nasdaq Stock Market (U.S.)	67.58	74.74	83.35	82.75	85.14	79.10	90.64	83.09	85.78	90.18	92.73

Russell 2000	96.07	104.79	120.00	127.52	128.12	124.46	142.00	134.42	140.22	146.80	148.46

*	The presentation assumes that the value of an investment in each of our common stock, the NASDAQ Stock Market and the Russell 2000 index was $100 on December 31, 2000, and that dividends paid were reinvested in the same security. Fiscal year ending December 31.

BOARD OF DIRECTORS AND COMMITTEES
Board of Directors
      Our Board of Directors is currently comprised of seven members, six of which are identified under Proposal One (Proposal for Election of Directors). Ronald J. Kramer has informed the Company that he will not to stand for re-election to our Board of Directors, and his term as director will end on the date of the Annual Meeting. On February 17, 2006, the Board of Directors appointed Larry C. Barenbaum to fill one of two existing vacancies on the Board of Directors. The following directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards: Larry C. Barenbaum, Morris Goldfarb, Ronald J. Kramer, Ray Moberg and Neil I. Sell. The Board of Directors held 13 meetings during fiscal 2005. The Board of Directors has established an audit committee, a corporate governance committee and a compensation committee.
      None of our directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2005, and (ii) the total number of meetings held by all committees of the Board on which such director served.
Ability of Shareholders to Communicate with the Company’s Board of Directors
      We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the corporate governance committee in care of our Secretary at our headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. All shareholder communications will be forwarded to the applicable director(s).
Director Attendance at Annual Meetings of Shareholders
      The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders but the Company does encourage its Board members to attend such meetings. A total of four directors attended the Company’s 2004 annual meeting of shareholders, which was the most recent past annual meeting of shareholders.
Audit Committee of the Board of Directors
      The Board of Directors has established a three member audit committee that consists of Messrs. Morris Goldfarb, Ronald J. Kramer and Ray Moberg, who is the chairperson of the audit committee. It is expected that Mr. Barenbaum will be appointed to the audit committee once Mr. Kramer’s term as director ends. The audit committee operates under an amended and restated written charter adopted by the Board of Directors on March 6, 2006, and a copy of this charter is attached as Appendix A to this proxy statement. The primary functions of the audit committee are (i) to serve as an independent and objective party to monitor our financial reporting process and internal control system, (ii) to review and appraise the audit efforts of our independent auditors, and (iii) to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the audit committee (or designated members of the audit committee) review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held 11 meetings during fiscal year 2005.

      The Board of Directors has determined that at least one member of the audit committee, Ray Moberg, is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.
Report of the Audit Committee
      The audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. In connection with these responsibilities, the audit committee has reviewed audited financial statements of Lakes Entertainment, Inc. for fiscal 2005 and discussed them with management.
      The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, promulgated by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.
      The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2005.
      This Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference into such other filings.
AUDIT COMMITTEE
Morris Goldfarb
Ronald J. Kramer
Ray Moberg
Corporate Governance Committee of the Board of Directors
      The Board of Directors has established a two member corporate governance committee that consists of Messrs. Morris Goldfarb and Neil I. Sell, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The corporate governance committee did not meet during fiscal year 2005.
      The primary role of the corporate governance committee is to (1) develop the overall corporate governance policies for the Company and (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The corporate governance committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
      The corporate governance committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees.

Additionally, the Board will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board membership. If the corporate governance committee approves a candidate for further review following an initial screening, the corporate committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the corporate governance committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the corporate governance committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility. The corporate governance committee operates under a written charter adopted by the Board of Directors on April 28, 2005, and a copy of this charter is attached as Appendix B to this proxy statement.
      Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the corporate governance committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the corporate governance committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the corporate governance committee, in care of our Secretary at our headquarters address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.
Compensation Committee of the Board of Directors
      The Board of Directors has established a two member compensation committee that consists of Messrs. Morris Goldfarb and Ronald J. Kramer. The compensation committee reviews our remuneration policies and practices, makes recommendations to the full Board of Directors in connection with all compensation matters affecting us and administers our incentive compensation plans. The compensation committee held three meetings during fiscal year 2005.
Compensation Committee Interlocks and Insider Participation
      Morris Goldfarb and Ronald J. Kramer served as the members of the compensation committee for fiscal 2005. There were no relationships among members of the compensation committee, members of the Board of

Directors or executive officers of Lakes who served during fiscal 2005 that require disclosure under Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Report of the Compensation Committee on Executive Compensation
      The compensation committee is responsible for reviewing, determining and administering compensation levels for executive officers. All decisions by the compensation committee relating to the compensation of the executive officers are reviewed by the full Board of Directors. Members of the compensation committee are non-employee, independent directors.

Overview.
      The compensation committee’s executive compensation policies are designed to attract and retain qualified executives by providing competitive levels of compensation that integrate pay with Lakes Entertainment, Inc.’s annual objectives and long-term goals, reward above-average corporate performance, and recognize individual initiative and achievements.
      There are four elements in the executive compensation program, all determined by individual and corporate performance.

•	Base salary compensation

•	Annual incentive compensation

•	Long-term incentive compensation consisting of stock options

•	Other benefits, including the use of the Company’s aircraft

Base Salary.
      Base salary is primarily determined by the potential of the individual, skills and experiences required by the job, and the performance of the incumbent in the job. The committee also considers compensation of executives of other companies of comparable size and stature that are in the Company’s industry to verify that the executive’s base pay is reasonable, yet competitive.

Annual Incentive Compensation and Long-Term Incentive Compensation.
      Excluding the base salary and other benefits, other components of the executive compensation are based on the performance of the Company and on the individual’s contribution to the corporate performance. Annual incentive compensation is based primarily on corporate earnings and growth as measured by Lakes Entertainment’s EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) results and goals and the Company’s positioning for future results. In addition, the committee also makes an overall assessment of executive management’s individual and collective performance, as well as market conditions.
      The Lakes Entertainment, Inc. 1998 Stock Option and Compensation Plan (the “1998 Employee Plan”) permits the compensation committee to grant stock options to executives of Lakes Entertainment, Inc. Awards of stock options under the 1998 Employee Plan are designed to integrate compensation of executives with the long-term interests of Lakes Entertainment and its shareholders and assist in the retention of executives. Options become exercisable based upon criteria established by compensation committee, as the administrator of the 1998 Employee Plan. During fiscal 2005, there were no options issued by the compensation committee pursuant to the 1998 Employee Plan.
      While the value realizable from exercisable options is dependent upon the extent to which Lakes Entertainment, Inc.’s performance is reflected in the market price of Lakes Entertainment’s common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the compensation committee. Accordingly, when the compensation committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

Other Benefits.
      The amount and kind of other benefits are primarily dictated by business needs and also by the level of other perquisites other similar companies in the Company’s industry provide. The Chief Executive Officer is entitled to use the Company’s aircraft for his personal use, which allows the Chief Executive Officer to attend more of his time and availability to Company’s matters. Executive officers, pursuant to individual employment agreements dated as of February 15, 2006, are also provided additional $600 a month for travel expenses. Consistent with the compensation provided by peer companies, the Company also provides 401(k) savings incentive plan and pays term life insurance premiums for the executive officers.

Chief Executive Officer Compensation.
      The compensation committee reviews the performance of the Company and of the Chief Executive Officer on an annual basis. The committee evaluated the performance of the Chief Executive Officer in light of the overall achievements of the Company in fiscal year 2005. Mr. Berman was evaluated on a broad range of factors relative to the Company’s financial strength and performance, including: the Company’s financial performance relative to peer companies in respect to net earnings; share prices; business development, including maintaining or developing additional casino sites; and progress against long-term strategic goals.
      The annualized base salary during fiscal 2005 for Lyle Berman, Chief Executive Officer and Chairman of the Board, was $500,000. The amount of Mr. Berman’s compensation resulted from the compensation committee’s assessment of Lakes Entertainment, Inc.’s performance and business development during fiscal 2005. The compensation committee determined that Mr. Berman’s salary is competitive with those offered or received by executives of companies of similar size and stature in Lakes Entertainment’s industry.
      As part of the annual incentive compensation, Mr. Berman received an incentive bonus of $100,000 for fiscal 2005, based on his achievement of individual performance goals set by the compensation committee. The committee believes that the Company’s performance in 2005 was a result of Mr. Berman’s effective strategic vision and leadership. Based on the committee’s overall evaluation, the committee concluded that Mr. Berman’s compensation was reasonable.

Internal Revenue Code Section 162(m).
      The compensation committee does not anticipate that any of the compensation payable to executive officers in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has established a policy regarding compensation payable to executive officers in each fiscal year in excess of these limits to ensure that we do not exceed the limits and deductibilities described above in future years.
COMPENSATION COMMITTEE
Morris Goldfarb
Ronald J. Kramer

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)
      Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation (“PBTK”), as our independent registered public accounting firm for the 2006 fiscal year. Although it is not required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of PBTK for shareholder ratification at the Annual Meeting. Representatives of PBTK are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.
      If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider its selection, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      On December 2, 2005, Deloitte & Touche LLP (“Deloitte”) resigned as the Company’s independent registered public accounting firm following the completion of its audit of the Company’s consolidated financial statements for year ended January 2, 2005. As previously reported on July 7, 2005, Deloitte informed the Company on June 30, 2005 that it would not stand for reappointment as the Company’s independent registered public accounting firm following completion of its audit of Lakes’ financial statements for the year ended January 2, 2005.
      The reports of Deloitte on the Company’s consolidated financial statements for fiscal years ended January 2, 2005 and December 28, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2004 report of Deloitte contained an explanatory paragraph relating to the restatement of the 2003 and 2002 consolidated financial statements.
      During Lakes’ two most recent fiscal years and the subsequent interim period through the date of Deloitte’s resignation, there were no disagreements with Deloitte on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements.
      Deloitte’s report on internal control over financial reporting as of January 2, 2005 contained an adverse opinion regarding Lakes’ internal control over financial reporting because of a material weakness, which related to ineffective control procedures to identify the appropriate application of complex accounting standards to its contractual relationships with Indian tribes. Deloitte advised Lakes that it believed the material weakness constituted a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. The control deficiency was not identified as a material weakness in management’s assessment of internal control over financial reporting, and as a result Deloitte’s report on internal control over financial reporting as of January 2, 2005 expressed an adverse opinion regarding management’s assessment on internal control over financial reporting.
      The audit committee of the Board of Directors engaged PBTK on September 13, 2005 to audit the Company’s consolidated financial statements for the fiscal year ending January 1, 2006. During the Company’s two most recent fiscal years and the subsequent interim period through the date of PBTK’s engagement (Deloitte’s resignation date) the Company (i) did not consult with PBTK on the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements within the meaning of Item 304(a)(2)(i) of Regulation S-K; and (ii) did not consult with PBTK on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
      The Company provided Deloitte with a copy of the foregoing disclosures and requested Deloitte to furnish the Company with a letter, addressed to the SEC, stating whether it agrees with such statements made by the Company. Deloitte issued a letter in response to such statements which is attached as Exhibit 16.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed with the SEC on December 8, 2005.
Audit and Non-Audit Fees
      The following table presents fees for professional audit and other services rendered by Deloitte and PBTK during fiscal 2005 and Deloitte during fiscal 2004. PBTK did not bill any fees to the Company for fiscal 2004.

	Fees for 2005	Fees for 2004

Audit Fees(1)	$272,418	$203,000
Audit-Related Fees	—	—
Tax Fees(2)	$114,250	$173,288
All Other Fees(3)	$318,500	$66,000

Total Fees	$705,168	$442,288

(1)	Audit Fees consisted principally of audit work performed on the Company’s consolidated financial statements and internal control over financing reporting.

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)	All Other Fees in fiscal 2005 consist of fees for permitted non-audit products and services which primarily included fees associated with responding to comments received by Lakes from the Securities and Exchange Commission on the Company’s Form 10-K for the fiscal year ended December 28, 2003. All Other Fees in fiscal 2004 consist of fees for permitted non-audit products and services provided which included transaction related consultation.
      The audit committee of the Board of Directors has reviewed the fees billed by PBTK and Deloitte during fiscal year 2005 and, after consideration, has determined that the receipt of these fees by PBTK and Deloitte is compatible with the provision of independent audit services. The audit committee discussed these services and fees with PBTK, Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-Approval of Audit and Non-Audit Services
      As permitted under applicable law, our audit committee may pre-approve from time to time certain types of services, including tax services, to be provided by our independent registered public accounting firm. As provided in the charter of the audit committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the audit committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the audit committee may delegate pre-approval authority to audit committee members who are also independent members of the Board of Directors, but any decision by such a member on pre-approval must be reported to the full audit committee at its next regularly scheduled meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      As of the close of business on the Record Date, there were 22,349,909 shares of our common stock issued and outstanding, which is the only class of capital stock entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote on all matters put to a vote of shareholders.
      The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by (i) all persons known by us to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of the directors and nominees for election to the Board of Directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the address of each shareholder is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and each shareholder has sole voting and investment power with respect to the shares beneficially owned.

	Shares of Lakes
	Common Stock	Percentage of Common
Name and Address	Beneficially Owned	Stock Outstanding

Lyle Berman(1)	5,244,672	21.8
Timothy J. Cope(2)	570,000	2.5
Larry C. Barenbaum	—	—
Morris Goldfarb(3)	160,160	*
Ronald J. Kramer(4)	36,500	*
Ray M. Moberg(5)	32,500	*
Neil I. Sell(6)	1,981,098	8.8
All Lakes Entertainment, Inc. Directors and Executive Officers as a Group (7 people including the foregoing)(7)	8,024,930	32.4
Deephaven Capital Management LLC(8) 130 Cheshire Lane, Suite 102 Minnetonka, MN 55305	3,497,200	15.6

*	Less than one percent.

(1)	Includes 422,806 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, 323,000 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan and 2,798,866 shares owned by Lyle A. Berman Revocable Trust. Also includes options to purchase 1,700,000 shares.

(2)	Includes options to purchase 537,500 shares.

(3)	Includes options to purchase 85,500 shares.

(4)	Includes options to purchase 36,500 shares.

(5)	Includes options to purchase 32,500 shares.

(6)	Includes an aggregate of 1,936,200 shares held by four irrevocable trusts for the benefit of Lyle Berman’s children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 36,500 shares.

(7)	Includes shares held by corporations controlled by such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 2,428,500 shares.

(8)	Based solely upon the most recent Form 5 on file with the SEC.
      The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Financing Facility with the Lyle Berman Family Partnership
      On December 16, 2005, the Company closed on a $20 million financing facility with the Lyle Berman Family Partnership (the “Partnership”) pursuant to the terms and conditions of a Loan Agreement dated as of December 15, 2005, but effective as of December 16, 2005, among Lakes Entertainment, Inc., Lakes Poker Tour, LLC and the Partnership. An initial draw of $10 million was made under the facility on December 16, 2005. Funds drawn under the facility were subject to interest at the rate of 12% per annum and were due and payable on December 16, 2008. No commitment fees, closing fees or loan servicing fees were assessed or paid in connection with the facility. Lakes could prepay the facility in whole or in part without penalty. Lyle Berman, Lakes’ Chairman and Chief Executive Officer, does not have an ownership or other beneficial interest in the Partnership. Neil I. Sell, a director of Lakes, is one of the trustees of the irrevocable trusts for the benefit of Lyle Berman’s children that are the partners in the Partnership.
      The financing facility was secured by substantially all of the personal property of Lakes and its subsidiaries other than WPT Enterprises, Inc. (“WPTE”), including all fees or rights to cash flow from the Company’s casino projects, as well as by its real property located in Minnetonka, Minnesota, its real estate mortgage from the Pokagon Band and its shares of WPTE pursuant to the terms and conditions of a Security Agreement dated as of December 15, 2005, but effective as of December 16, 2005 among Lakes, Lakes Poker Tour, LLC and the Partnership. The financing facility was also guaranteed by various Lakes subsidiaries (“Subsidiaries”) other than WPTE pursuant to the terms and conditions of a Guaranty by the Subsidiaries in favor of the Partnership; a Guaranty Security Agreement among Lakes, the Subsidiaries and the Partnership; and a Stock Pledge Agreement between Lakes Poker Tour, LLC and the Partnership, each dated as of December 15, 2005, but effective as of December 16, 2005. In consideration for the financing facility, Lakes issued to the Partnership warrants for the purchase of up to 2 million shares of its common stock at a purchase price of $7.88 per share that expire in December 2012. The warrants contain customary demand and piggyback registration rights for the shares of common stock underlying the warrants. The warrants did not become exercisable if Lakes’ borrowings under the facility did not exceed $10 million in the aggregate and all amounts owed under the facility were repaid in full on or before February 28, 2006.
      In connection with the closing of the Company’s $50 million financing facility with PLKS Funding, LLC on February 15, 2006, the Company used approximately $10.2 million of the initial draw under that financing facility to repay in full the loan from the Partnership without penalty. As a result of this repayment, all of the Company’s agreements with the Partnership relating to the $20 million financing facility, including the warrants, were terminated as of February 15, 2006.
Transactions with Sklansky Games, LLC and WPT Enterprises, Inc.
      On May 17, 2004, we entered into a license agreement with Sklansky Games, LLC (“Sklansky”) and WPTE pursuant to which we agreed to develop a casino table game jointly with Sklansky utilizing WPTE’s World Poker Tour brand name. In addition to our indirect ownership of a majority of WPTE’s common stock through Lakes Poker Tour, LLC, one of our wholly owned subsidiaries, Lyle Berman, our Chief Executive Officer and a director, and his son, Brad Berman, each own an equity interest in Sklansky.
Loan Agreement with WPT Enterprises, Inc.
      As of March 4, 2002, Lakes Poker Tour, LLC, one of our wholly owned subsidiaries, entered into a Loan Agreement (the “Loan Agreement”) with WPTE. Pursuant to the Loan Agreement, WPTE was allowed to borrow up to $4,000,000 pursuant to a promissory note. The note accrued interest at an annual rate of 6.2%. The note matured and was payable in full on March 4, 2005. The note was paid in full on July 28, 2004, and no further obligations remain under the note or the Loan Agreement.

Interests in PokerTek
      As of the record date, WPTE has a 4.8% ownership interest in PokerTek, Inc. (“PokerTek”), a start-up manufacturer and distributor of electronic poker tables. This interest was obtained by WPTE loaning PokerTek approximately $0.2 million at an annual interest rate equal to the lowest applicable federal rate. Lyle Berman, our Chief Executive Officer and a director, who serves as Executive Chairman of WPTE’s Board, along with his son Bradley Berman, who is an employee of Lakes and sits on WPTE’s Board, made personal investments in PokerTek and hold a combined ownership of approximately nine percent of PokerTek as of January 1, 2006. Lyle Berman agreed to serve as Chairman of the Board of PokerTek and received an option to purchase 200,000 shares of common stock in that company.
WPT Agreement with G-III Apparel Group, Ltd.
      WPT entered into a non-exclusive license agreement with G-III Apparel Group Ltd. (“G-III”), effective as of February 24, 2004. Morris Goldfarb, a member of our Board, is Chairman of the Board and Chief Executive Officer of G-III. Under the agreement, G-III licenses the World Poker Tour name, logo and trademark from WPT in connection with G-III’s production of certain types of apparel for distribution in authorized channels within the U.S., its territories and possessions and, in certain circumstances, Canada. As consideration for this non-exclusive license, G-III pays royalties and certain other fees to WPT.
Legal Services
      Neil I. Sell is a partner in the law firm of Maslon Edelman Borman & Brand, LLP (“Maslon”), which renders legal services to WPT Enterprises, Inc. a majority owned subsidiary of the Company from time to time. Maslon also rendered legal services to the Company from time to time during fiscal year 2005.
SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2005 except that Deephaven Capital Management, LLC, a beneficial shareholder of more than 10% of the Company’s common stock, failed to timely file Forms 4 to report over 180 transactions occurring from approximately March 2005 through September 2005.
PROPOSALS OF SHAREHOLDERS
      In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices, directed to Timothy J. Cope, President, Chief Financial Officer, Treasurer and Secretary, 130 Cheshire Lane, Minnetonka, Minnesota 55305, no later than November 7, 2006. Any such proposals must be in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, as supplemented or modified. Shareholders who intend to present a proposal at next year’s annual meeting of shareholders without including such proposal in the Company’s proxy statement must provide the Company with notice of such proposal no later than January 31, 2007. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
      Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, governs our use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.
      With respect to our 2006 Annual Meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by March 1, 2006, the management proxies will be allowed to use their discretionary authority as outlined above.
SOLICITATION
      We will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.
OTHER MATTERS
      The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

LAKES ENTERTAINMENT, INC.

Timothy J. Cope,
President, Chief Financial Officer, Treasurer and Secretary

APPENDIX A
AMENDED AND RESTATED
LAKES ENTERTAINMENT, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
      This Amended and Restated Charter of the Audit Committee of the Board of Directors (the “Board”) was adopted by the Board of Lakes Entertainment, Inc. (the “Corporation”) on March 6, 2006.
I. Purpose.
      The primary function of the Audit Committee (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to oversee the Corporation’s accounting and financial reporting process, disclosure controls and procedures, internal control over financial reporting system, and the audit of the Corporation’s financial statements.

•	Review and appraise the audit performed by the Corporation’s independent accountants, who report directly to the Committee.

•	Provide an open avenue of communication among the independent registered public accounting firm (the “independent accountants”), financial and senior management and the Board.
      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.
II. Composition.
      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), NASDAQ and any other appropriate body), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the Commission and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation’s periodic filings as required by the Commission.
      Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.
III. Meetings.
      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually, or more frequently as circumstances dictate, with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent accountants to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.
IV. Responsibilities and Duties.
      To fulfill its responsibilities and duties, the Committee is expected to:

1. Provide an open avenue of communication between the Corporation, the independent accountants and the Board.

2. Review the Committee’s charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

3. Maintain sole authority and responsibility for hiring and firing the independent accountants, and maintain direct responsibility for the appointment, compensation, and oversight of the independent accountants’ work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee. The Corporation will provide appropriate funding for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report.

4. Assess the effectiveness of the Corporation’s internal control environment, and evaluate the need for an internal audit function; Discuss with management any significant deficiencies in internal controls that have been identified by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Corporation’s ability to record, process, summarize or report financial data.

5. Confirm and assure the independence of the internal audit function and the independent accountants, including considering whether the independent accountants’ performance of permissible non-audit services and the compensations received for such services is compatible with the independent accountants’ independence. Discuss with the independent accountants the matters to be discussed under Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS Nos. 84 and 90. Ensure the receipt by the Committee of a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1. Engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may affect the independence and objectivity of the independent accountants and take, or recommend that the Board take, appropriate actions to oversee the independence of the independent accountants.

6. Review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountants (other than with respect to de minima exceptions permitted by the Sarbanes-Oxley Act of 2002) , to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in the Corporation’s periodic reports required by Section 13 of the Securities Exchange Act of 1934, as amended.

7. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

8. Consider, in consultation with the independent accountants, the audit scope and plan of the independent accountants.

9. Consider and review with the independent accountants,

(a) The adequacy of the Corporation’s internal controls, including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

(c) Review and discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any steps adopted in light of material control deficiencies.

10. Review prior to filing with the Commission or making any other distribution the following items with management and the independent accountants at the completion of the annual examination and recommend to the Board whether the annually audited financial statements should be included in the Annual Report on Form 10-K:

(a) The Corporation’s annual financial statements and related footnotes.

(b) The independent accountants’ audit of the financial statements and his or her report thereof.

(c) Any significant changes required in the independent accountants’ audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under BAS numbers 61 and 90.

11. Review with management, and if appropriate, with the independent accountants, prior to filing or other distribution, the interim financial results that are filed with the Commission or other regulators.

12. Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

13. Review the Corporation’s critical accounting policies and estimates, all alternative treatments of financial information within GAAP discussed between the independent accountants and management, and all other material written communications between the independent accountants and management.

14. Review the internal controls report prepared by management for insertion into the annual report and the independent accountants’ attestation on the assertions of management that are contained in the internal controls report.

15. Ensure there is a process for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting and auditing matters.

16. Ensure procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

17. Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

18. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

19. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

20. The Committee has the authority to engage and determines funding for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities. The Corporation will provide appropriate funding, as determined by the Committee, for payment of compensation to any advisor hired by the Committee.

21. The Committee will perform such other functions as assigned by law, the Corporation’s charter or bylaws or the Board.

APPENDIX B
LAKES ENTERTAINMENT, INC.
CORPORATE GOVERNANCE COMMITTEE OF
THE BOARD OF DIRECTORS
CHARTER
(Adopted on April 28, 2005)
I. Purpose.
      The Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Lakes Entertainment, Inc. (the “Company”) is responsible for developing the overall corporate governance policies for the Company and for identifying, screening, recruiting and presenting director candidates to the Board. The Committee provides assistance to the Board in the areas of committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices.
II. Organization.
      The Committee shall consist of two or more directors, each of whom shall satisfy the applicable independence requirements of The Nasdaq Stock Market and any other regulatory requirements that may be applicable to the Committee from time to time (“Independent Directors”).
      Committee members shall be appointed by the Board on an annual basis. Committee members shall serve until their resignation, retirement, removal by the Independent Directors or until their successors are duly appointed and qualified. Committee members may be removed by the Board in its sole discretion for any reason or no reason. The Board may fill any vacancy on the Committee. The chair of the Committee shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chair by vote of a majority of the full Committee.
      The Committee may form and delegate authority to subcommittees as the Committee may deem appropriate in its sole discretion, provided that the subcommittees are composed entirely of Independent Directors.
III. Structure and Meetings.
      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities but in no event less than twice annually. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
      The chair of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall prepare minutes of each meeting, which shall be provided to all Committee members and the entire Board at the next regularly scheduled meeting of the Committee or the Board, as applicable. In addition, the Committee shall make regular reports to the Board and will propose any necessary action to the Board.
IV. Goals and Responsibilities.
      In furtherance of its purposes, the Committee shall:

(i) develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate;

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(ii) evaluate the composition, organization and governance of the Board, determine future requirements and make recommendations to the Board for approval;

(iii) determine desired Board and committee skills and attributes;

(iv) review candidates for Board membership consistent with the Board’s criteria for selecting new directors, including a review of candidates for Board membership recommended by shareholders;

(v) annually recommend a slate of nominees to the Board to be considered for election or re-election at the Company’s annual shareholders’ meeting;

(vi) conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

(vii) review and evaluate on an annual basis the performance of the Board, including conducting surveys of director observations, suggestions and preferences, and other procedures established by the Committee from time to time;

(viii) evaluate and consider matters relating to the qualifications and retirement of directors;

(ix) develop a plan for, and consult with the Board regarding, management succession;

(x) consider questions of possible conflicts of interest of Board members and of executive officers;

(xi) identify and bring to the attention of the Board current and emerging corporate governance trends and issues that may affect the Company’s business operations, performance, public image or compliance with applicable laws;

(xii) generally advise the Board on corporate governance matters;

(xiii) review and approve the Company’s Code of Ethics for directors, officers and employees;

(xiv) assist the Independent Directors in holding regularly scheduled meetings at which only Independent Directors are present;

(xv) recommend to the Board policies regarding processes by which shareholders of the Company may communicate with the Board and individual directors;

(xvi) advise the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board;

(xvii) review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

(xviii) perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws and governing law as the Committee or the Board deems appropriate.
V. Committee Authority; Resources.
      The Committee shall have the authority, to the extent it deems necessary or appropriate, to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such advisors as it deems necessary to assist with such investigations or studies. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to advisors hired by the Committee.

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ANNUAL MEETING

Doubletree Park Place Hotel
1500 Park Place Boulevard
Minneapolis, Minnesota

April 19, 2006
3:00 P.M.

LAKES ENTERTAINMENT, INC.	proxy
FOR ANNUAL MEETING OF SHAREHOLDERS — APRIL 19, 2006

     The undersigned, a shareholder of Lakes Entertainment, Inc. (the “Company”), hereby appoints Lyle Berman and Timothy J. Cope, and each of them as proxies (each with the power to act alone and with full power of substitution), to vote on behalf of the undersigned the number of shares of the Company’s common stock that the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Lakes Entertainment, Inc. to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota on April 19, 2006 at 3:00 p.m., and at any and all adjournments and postponements thereof (the “Annual Meeting”), as specified below on the matters referred to and in their discretion upon any other matters brought before the Annual Meeting, with all the powers which the undersigned would possess if personally present.
     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.
When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors a Professional Corporation (Piercy, Bowler, Taylor & Kern) as the Company’s independent registered public accounting firm for the 2006 fiscal year.
See reverse for voting instructions.

Please detach here

The Board of Directors of the Company Recommends a Vote “FOR” the election of all director nominees, and “FOR” the ratification of the appointment of Piercy, Bowler, Taylor & Kern as the Company’s independent registered public accounting firm for the 2006 fiscal year.

1.	Election of directors:	01 Lyle Berman	02 Timothy J. Cope	03 Morris Goldfarb	☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD vote for all nominees listed
		04 Neil I. Sell	05 Ray Moberg	06 Larry C.Barenbaum

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the box provided to the right.)

2.	To ratify the appointment of Piercy, Bowler, Taylor & Kern as the Company’s independent registered public accounting firm for the 2006 fiscal year.	☐	For	☐	Against	☐	Abstain

3.	Upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Dated:	, 2006

Signature(s) in Box
(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)